As filed with the Securities and Exchange Commission on May 1, 1996

                                        Registration No. 33- ______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                           ==========================
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ==========================

                               COMSAT Corporation
             (Exact name of registrant as specified in its charter)

               District of Columbia                   52-0781863
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)          Identification no.)

                             6560 Rock Spring Drive
                            Bethesda, Maryland 20817
                         Telephone Number (301) 214-3000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ==========================

                                 Warren Y. Zeger
                  Vice President, General Counsel and Secretary
                               COMSAT Corporation
                             6560 Rock Spring Drive
                               Bethesda, MD 20817
                                 (301) 214-3000
            (Name, Address, including zip code, and Telephone Number,
                   including area code, of Agent for Service)

                           ==========================

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         Calculation of Registration Fee

========================================================================================================================
                                                   Proposed               Proposed
Title of                                           maximum                maximum
shares                    Amount                   offering               aggregate                  Amount of
to be                     to be                    price per              offering                   registration
registered                registered               share                  price                      fee
- ------------------------------------------------------------------------------------------------------------------------
Common
Stock
(without                  757,219*
par value)                shares                   $28.75**               $21,562,500                $7,435.35**
========================================================================================================================

* Includes 7,219 shares that are carried over from the Registrant's Registration Statement on Form S-3 (No. 33-51661) pursuant to Rule 429(b) as to which a registration fee of $78.41 has previously been paid.

** Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange Consolidated Tape on April 26, 1996.

In accordance with Rule 429(a), the prospectus contained herein relates to the shares registered hereby and any shares remaining unsold under the Registrant's Registration Statement on Form S-3 (No. 33-51661).

                           ==========================

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                               COMSAT Corporation

                                750,000 Shares of
                                  Common Stock
                               (without par value)

                        COMSAT Corporation INVESTORS Plus
                   Dividend Reinvestment & Share Purchase Plan

     COMSAT Corporation ("COMSAT" or the "Corporation") hereby offers participation in COMSAT Corporation INVESTORS Plus Dividend Reinvestment & Share Purchase Plan, its investor services plan (the "Plan" or "INVESTORS Plus"). The Plan is primarily designed to provide individual investors with a convenient and economical method of purchasing shares of COMSAT Common Stock, without par value ("Common Stock"), and reinvesting their cash dividends in additional Common Stock.

     Advantages are:

     o Automatic reinvestment of all cash dividends on shares of Common Stock registered in Participant's names or held in their Plan accounts.

     o Additional cash investments by Participants of $50 to $10,000 per month for purchase of shares of Common Stock.

     o Becoming a COMSAT shareholder with an initial investment of $250 or more ($10,000 maximum).

     o Deposit of Common Stock certificates for safekeeping with the Plan's Administrator (as defined below) in a custodial account.

     o    Sale of shares held by the Administrator at a nominal fee.

     To fulfill Plan requirements, shares of Common Stock ordinarily will be purchased directly from the Corporation from authorized but previously unissued shares ("original-issue shares"). The price of original-issue shares of Common Stock purchased under the Plan will be the average of the high and low sales prices of Common Stock as reported on the New York Stock Exchange Consolidated Tape on the relevant Investment Date and will not be discounted. While shares purchased under the Plan generally will be original-issue shares, as described, from time to time shares may be purchased in the open market, or by negotiated transactions. In this event, the purchase price will be the average price paid by the Administrator for all such shares purchased with respect to a particular Investment Date. The closing price of COMSAT Common Stock on April 29, 1996, as shown on the New York Stock Exchange Consolidated Tape, was $30.50 per share.

     Shareholders who choose not to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
                 ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _____________, 1996.

     No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.

                           FOR FLORIDA RESIDENTS ONLY

     COMSAT Corporation is the U.S. signatory to the International Mobile Satellite Organization ("Inmarsat"), an international organization which operates the satellites of a global mobile communications satellite system. A total of 79 other nations, including Cuba, are members of Inmarsat. Pursuant to the Inmarsat Convention, which has the status of an international treaty, vessels registered to any country, including Cuba, must be provided access to satellite communications via the Corporation's earth stations, which results in incidental use by Cuban-registered vessels. Communications charges are then billed through the Inmarsat billing system, including to parties in Cuba. This is the extent of the business conducted by the Corporation with Cuba. This information is accurate as of the date hereof. Current information concerning the Corporation's business dealings with Cuba or with any person or affiliate located in Cuba may be obtained from the Division of Securities and Investor Protection of the Florida Department of Banking and Finance, the Capitol, Tallahassee, Florida 32399-0350, telephone number (904) 488-9806.

                              AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at 7 World Trade Center, New York, New York, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York, Chicago, and Pacific Stock Exchanges.

Reports, proxy statements, and other information concerning the Corporation can be inspected at the respective offices of such Exchanges, located at: 20 Broad Street, New York, New York 10005; One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605; and 301 Pine Street, San Francisco, California
94104.

     This Prospectus relates to more than one registration statement and constitutes a part of each of the registration statements filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the registration statements, and reference is hereby made to the most recently filed registration statement to which this Prospectus relates and related exhibits for further information with respect to the Corporation and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the most recently filed registration statement to which this Prospectus relates or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated by reference in this Prospectus:

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     2. The Corporation's Current Reports on Form 8-K filed with the Commission on February 23, 1996 and April 26, 1996.

     3. The description of the Common Stock appearing on pages 40 through 45 of the prospectus of COMSAT Capital I, L.P. contained as part of the Corporation's Registration Statement No. 33-59841, filed with the Commission on June 2, 1995.

     In addition, all documents filed by COMSAT with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     COMSAT will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to:

                                    Shareholder Services
                                    COMSAT Corporation
                                    6560 Rock Spring Drive
                                    Bethesda, MD  20817
                                    301-214-3200

                                Table of Contents
                                -----------------

                                                                           Page
                                                                           ----
For Florida Residents Only                                                    2
Available Information                                                         2
Documents Incorporated by Reference                                           3
Plan Description                                                              6
         Purpose                                                              6
         Advantages                                                           6
         Administration                                                       7
         Eligibility                                                          7
         Enrollment Procedures                                                7
         Effective Date of Enrollment                                         8
         Investment Dates                                                     8
         Optional Cash Investments and Initial Investments                    8
         Costs                                                                9
         Source and Price of Shares Purchased                                 9
         Certificates                                                         9
         Certificate Deposit                                                 10
         Sale of Shares                                                      10
         Termination of Participation                                        11
         Recordkeeping and Reports                                           11
         Shares Held by Broker                                               11
         Gifts and Transfers of Shares                                       11
         Stock Splits, Stock Dividends, Warrants                             12
         Voting                                                              12
         Changes to or Discontinuation of the Plan                           12
         Liability Limitations                                               13
Tax Consequences                                                             13
Use of Proceeds                                                              14
The Corporation                                                              14
Legal Matters                                                                15
Experts                                                                      15

                               COMSAT Corporation
                             6560 Rock Spring Drive
                               Bethesda, MD 20817
                                  301-214-3000


                         INVESTORS Plus Plan Description


     The following is a complete statement of the Plan.

Purpose

     The purpose of the Plan is to provide shareholders and other interested investors a convenient and economical way of purchasing shares of Common Stock of the Corporation, and of reinvesting cash dividends in additional shares of Common Stock.

     Because it is intended that the shares purchased under the Plan ordinarily will be purchased directly from the Corporation, COMSAT will receive the net proceeds of such sales. COMSAT intends to use any such net proceeds for general corporate purposes.

Advantages

     o Cash dividends are reinvested automatically for Participants on all full and fractional shares held in their Plan accounts or registered in their names.

     o Participants may make additional cash payments for Common Stock purchases of $50 to $10,000 per month; these optional payments may be made regularly or occasionally, as the Participant wishes.

     o Persons not currently owning COMSAT shares may become Participants with an initial cash contribution of $250 to $10,000 to purchase shares under the Plan.

     o No brokerage commissions or service fees are charged for purchases of shares under the Plan.

     o Common Stock certificates may be deposited with the Administrator for safekeeping at no cost.

     o Shares held by the Administrator in a Participant's account may be sold for a nominal cost.

     o Participants may make gifts of stock to family members and others by transferring shares to another account, new or old, or by an initial cash contribution of $250 or more.

Administration

     The Bank of New York, or such other administrator as may be appointed from time-to-time by the Corporation, (the "Administrator") will administer the Plan, purchase and hold shares of Common Stock acquired under the Plan, keep records, send statements of account activity and perform other duties related to the Plan. Common Stock purchased under the Plan will be registered in the name of the Administrator or its nominee, and the Administrator will maintain an individual account for each Participant.

     Questions concerning enrollment or a Participant's account should be addressed to:

                              The Bank of New York
                        c/o Securities Transfer Division
                                  P.O. Box 1958
                              Newark, NJ 07101-9774

Eligibility

     Any person or entity, whether or not a holder of record of COMSAT Common Stock, is eligible to participate in the Plan by taking the steps described below under "Enrollment Procedures." However, before enrolling in the Plan, citizens or residents of a country other than the United States, its territories and possessions should determine whether participation in this type of plan is prohibited or restricted by local laws or regulations in their country.

Enrollment Procedures

     Shareholders of Record

     After receiving a copy of the Plan Prospectus, shareholders of record may enroll at any time by signing and returning an Authorization Form. Once enrolled, all cash dividends are automatically reinvested in additional shares of the Corporation's Common Stock.

     New Investors

     After receiving a copy of the Plan Prospectus, anyone may apply for enrollment in the Plan by completing, signing and returning an Enrollment Form, together with a check or money order of not less than $250 or more than $10,000. See the "Optional Cash Investments and Initial Investments" section for relevant information.

     The Enrollment Form requires a separate document (transfer application) which must be completed by new investors to assist the Corporation in complying with certain ownership requirements with respect to the percentage of total shares held by (a) "communications common carriers" (generally individuals or entities engaged in interstate or foreign communication for hire by wire or radio), and (b) persons who are not U.S. citizens. A summary of the requirements, which fulfill provisions of the Communications Satellite Act of 1962 and the Corporation's Articles of Incorporation governing ownership of shares of stock of the Corporation, is included on this form.

Effective Date of Enrollment

     Enrollment in the Plan will be effective on receipt and acceptance of a properly executed Authorization or Enrollment Form by the Administrator. Dividend reinvestment will begin with the next dividend payable, provided the Participant's enrollment is effective by the dividend record date.

Investment Dates

     In months in which cash dividends are paid on the Corporation's Common Stock, the Investment Date for optional cash payments and for initial enrollment is the same as the dividend payment date, generally the second Monday of March, June, September and December. In months in which cash dividends are not paid, the Investment Date will be the tenth (10th) calendar day of each month, unless such day falls on a holiday or weekend, in which case the Investment Date will be the next succeeding business day.

Optional Cash Investments and Initial Investments

     Once enrolled in the Plan, optional cash investments of $50 to $10,000 per month may be made regularly or occasionally, as a Participant wishes, for purchase of additional shares of Common Stock. Such investments are made by check or money order payable to The Bank of New York.

     Initial investments, for those who do not already own Common Stock, must be at least $250 and must be made by check or money order, payable to The Bank of New York, included with the completed Enrollment Form returned to the Administrator.

     Optional cash investments and initial investments must be received by the Administrator on the business day before an Investment Date to be invested for that date.

     No interest will be paid on payments held by the Administrator prior to an Investment Date. On written request by a Participant, received at least two business days before an Investment Date, a payment not already invested can be returned. It may take up to three weeks to provide a refund check, since any payment check would have to clear its paying bank before a refund could be made.

     Checks drawn on a foreign bank are subject to collection and collection fees, and will be invested on the next Investment Date following collection of funds.

Costs

     Participants will not incur any brokerage or service charges for purchases they make under the Plan, or for deposit of certificates with the Administrator. These costs will be paid by the Corporation.

     Participants will be charged a five dollar fee plus a brokerage fee of six cents per share for each sale of shares held in their Plan account.

Source and Price of Shares Purchased

     The shares of Common Stock ordinarily will be purchased by the Administrator from the Corporation from authorized but previously unissued shares. The price for shares purchased from the Corporation will be the average of the high and low sales price of the Common Stock on the relevant Investment Date as reported on the New York Stock Exchange Consolidated Tape.

     The Corporation reserves the right to direct the Administrator to purchase shares for the Plan either from the Corporation or on the open market or in negotiated transactions if it is determined that the Corporation's need to raise additional capital has changed or there is another compelling reason for a change. Purchases of shares on the open market or in negotiated transactions will be made as soon as practicable and, in any event, within not more than 30 days after a relevant Investment Date, consistent with the fiduciary obligations of the Administrator and except as required by applicable laws or regulations. In such event, the purchase price will be the average price paid by the Administrator for all such shares purchased with respect to the Investment Date.

Certificates

     Shares purchased under the Plan will be held in safekeeping by the Administrator in its name or the name of its nominee. A Participant may obtain certificates from an account by written request to the Administrator for some or all of the shares held. Regardless of who holds the shares, all cash dividends will continue to be invested under the Plan unless a Participant terminates participation.

     Except as described below under "Gifts and Transfer of Shares," shares held by the Administrator in a Participant's Plan account may not be pledged or assigned. If a Participant wishes to pledge or assign shares, a certificate for such shares must be obtained from the Administrator.

     Certificates will not be issued for fractional shares.

Certificate Deposit

     A Participant may deposit share certificates with the Administrator for safekeeping at any time; all fees for this service will be paid by the Corporation. Shares deposited will be transferred from the Participant to the Administrator or its nominee, and will be credited to the Participant's account and be reflected in quarterly account statements. The deposited shares will be treated in the same manner as shares purchased through the Plan.

     The Certificate Deposit feature offers two advantages:

     (a) the risk associated with loss, theft or destruction of certificates is eliminated; otherwise, in the case of a lost or stolen certificate, no sale or transfer may occur until a replacement is obtained, which can be a cumbersome process; and

     (b) since shares deposited with the Administrator are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner (see the "Sale of Shares," "Termination of Participation" and "Gifts and Transfer of Shares" sections).

     Participants who wish to deposit their COMSAT Common Stock certificates with the Administrator should send a written request to the Administrator, together with the original stock certificates, by registered, insured mail. The request must be signed by all of the registered holders. The certificates should not be endorsed.

Sale of Shares

     A Participant may request the Administrator to sell some or all whole shares held by the Administrator in the Participant's account by written instruction to the Administrator. The quarterly account statements contain a convenient form for this purpose. The sale will be made in the open market as soon as practicable after receipt of a written request. Proceeds of the sale, less a charge of five dollars and a brokerage fee of six cents per share sold, will be paid to the Participant by check.

     A Participant's account generally will be automatically terminated if the Participant no longer holds any shares in certificate form and the Plan shares are less than one full share.

     If a Participant continues to hold shares registered in such Participant's name after the sale of all shares held by the Administrator, dividends on those shares will continue to be reinvested.

Termination of Participation

     A Participant may terminate participation in the Plan at any time by written notice to the Administrator. The quarterly account statements contain a convenient form for this purpose. On termination the Participant may elect either: (a) a certificate for all full shares and a check for the net proceeds from the sale of any fraction of a share; or (b) a check for the net proceeds from the sale of all shares held in the Participant's account. The transaction will be effected as soon as practicable after receipt of written notice, but not before all optional cash payments have cleared to the Administrator's account. Termination charges are five dollars per account terminated, and six cents per share sold; these charges will be deducted from the proceeds of the sale of shares, or in the case of (a) above, from the proceeds of the sale of the fraction of a share.

Recordkeeping and Reports

     The Administrator will confirm optional cash investments, initial investments and sale transactions to each Participant. On a quarterly basis, in the months in which dividends are paid, each Participant will receive a statement reflecting account activity through that quarter, including dates of purchase, prices of shares purchased, and any taxes withheld. Participants should always retain the most recent quarterly statement for the year to be able to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

Shares Held by Broker

     Any shareholder who has shares of COMSAT Common Stock held by a broker and wishes to become a Participant in the Plan may request their broker to issue a certificate to them, and then may join the Plan as a registered shareholder by signing and returning an Authorization Form.

Gifts and Transfers of Shares

     If a Participant wishes to make a gift of shares either from his or her own account, or by enrolling an individual in the Plan with an investment of $250 to $10,000, or wishes to transfer shares to another Participant's account by private sale or otherwise, the Participant should contact the Administrator for instructions and for the proper forms required for the transaction.

     Participants considering a gift or transfer of shares should consult with their own tax advisor for advice applicable to the specific situation.

Stock Splits, Stock Dividends, Warrants

     If the Corporation pays a stock dividend or declares a stock split, any shares distributed by the Corporation on shares held by the Administrator for a Participant's account will be added to the Participant's account. For those shares registered in a Participant's name and held in certificated form by the Participant, any shares distributed pursuant to a stock split or stock dividend may be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan, or may be credited to the Participant's account.

     In the event that the Corporation makes available to its holders of Common Stock rights to subscribe to additional shares, debentures or other securities, the Administrator will, to the extent possible, sell all rights received on shares held by it under the Plan as promptly as possible and invest the proceeds of the sale in the same manner as cash, and the shares so purchased will be credited proportionately to the accounts of the Participants in the Plan. Participants wishing to exercise such rights may withdraw shares credited to their accounts, provided that such withdrawal is made prior to the record date for the shareholders entitled to such rights.

Voting

     One proxy card will be mailed to each Participant combining all full and fractional shares held in the Plan and shares, if any, registered in the Participant's own name. All shares and fractional shares will be voted in accordance with instructions given on the proxy card.

Changes to or Discontinuation of the Plan

     The Corporation reserves the right to amend, modify, suspend or terminate the Plan, or any provision thereof, at any time, or in respect of Participants in one or more jurisdictions. Notice of any material amendment, modification, suspension or termination will be mailed to Participants at least thirty days in advance of the effective date.

     If the Plan is terminated, any uninvested initial cash investments or optional cash payments will be returned, certificates for Common Stock credited to Participants' accounts under the Plan will be issued to them and a cash payment will be made for any fractional share credited to an account.

Liability Limitations

     Neither COMSAT nor the Administrator (nor any of their respective agents, representatives, employees, officers, directors or subcontractors) shall be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability
(a) with respect to the prices at which shares are purchased or sold for a Participant's account and the times when such purchases or sales are made, (b) for any fluctuation in the market value of COMSAT Common Stock after purchase or sale of shares, or (c) for continuation of such Participant's account until receipt by the Administrator of written notice of termination or written evidence of such Participant's death. The foregoing does not limit any liability COMSAT may incur under the Securities Act.

     Neither COMSAT nor the Administrator can ensure a profit or protect against a loss on shares purchased or sold under the Plan.

                                TAX CONSEQUENCES

     In general, the amount of cash dividends paid by the Corporation is includable in reported income even though reinvested under the Plan. The cost basis for federal income tax purposes of any shares acquired through the Plan will be the price at which the shares are credited by the Administrator to the account of the Participant as described in the section entitled "Source and Price of Shares Purchased".

     The above rules may not be applicable to all Participants in the Plan, such as tax-exempt entities (e.g., pension funds) and foreign shareholders, and, therefore, Participants in the Plan are advised to consult their own tax advisor with respect to the tax consequences (including federal, state, local and other tax laws and tax withholding laws) applicable to their particular situations.

     In the case of Participants in the Plan whose dividends are subject to U.S. backup withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

     In the case of foreign shareholders whose dividends are subject to U.S. federal tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in U.S. withholding is the responsibility of the shareholder.

     A Participant will realize a gain or loss when shares held in the Participant's Plan account are sold and when the Participant receives a cash payment for a fraction of a share credited to the Participant's account. The amount of such gain or loss will be the difference between the amount which the Participant receives for the shares or fraction of a share and the tax basis thereof. The proceeds of such transactions are required to be reported to the Internal Revenue Service.

     For tax purposes, Participants should retain their most recent quarterly statement for detailed account activity. The Administrator will send a Form 1099 to each Participant at the end of the calendar year.

                                 USE OF PROCEEDS

     It is intended that net proceeds received by the Corporation from the sale of Common Stock offered pursuant to the Plan will be used for general corporate purposes.

                                 THE CORPORATION

     COMSAT Corporation, the issuer of the Common Stock herein offered, was incorporated in the District of Columbia in 1963, as authorized by the Communications Satellite Act of 1962 (the "Satellite Act"). The Corporation's principal executive offices are located at 6560 Rock Spring Drive, Bethesda, MD, and its telephone number is 301-214-3000.

     The Corporation has four primary business segments: International Communications, Mobile Communications, Technology Services and Entertainment.

     The International Communications segment consists of the COMSAT World Systems (CWS) and COMSAT International Ventures (CIV) businesses. CWS provides voice, data, video and audio communications services between the U.S. and other countries using the satellite system of the International Telecommunications Satellite Organization (INTELSAT). CIV develops, acquires and manages telecommunications companies in emerging overseas markets. These ventures provide a wide array of private-line and public-switched communications services and equipment installations. The Mobile Communications segment consists of COMSAT Mobile Communications (CMC). CMC provides voice, data, fax, telex and information services for ships, aircraft and land mobile applications throughout the world primarily using the satellite system of the International Mobile Satellite Organization (Inmarsat). The Technology Services segment consists of the financial results of COMSAT RSI, Inc. (CRSI) and COMSAT Laboratories, which include the design and manufacture of voice and data communications networks and products, system integration services, and applied research and technology services for worldwide users. The Entertainment segment consists of the financial results of Ascent Entertainment Group, Inc. (Ascent), of which the Corporation owns 80.67%. Ascent, through its subsidiaries, provides on-demand entertainment programming and information services primarily to the domestic lodging industry, owns a professional basketball team and a professional hockey team, owns a film and television production company, and provides satellite distribution support services.

     Pursuant to the Satellite Act and the Corporation's Articles of Incorporation, there are certain limitations on ownership of the Corporation's Common Stock that are intended to ensure that the Common Stock is widely held. Shares will not be purchased under the Plan in violation of these provisions. The ownership limitations specify that (i) no more than fifty (50) percent of the Common Stock may be held by communications common carriers; (ii) no more than twenty (20) percent of the stock held by the public (non-common carriers) may be held by persons who are not U.S. citizens; and (iii) no more than ten
(10) percent of the Common Stock, or a lesser amount if determined by the Corporation's Board of Directors, may be held by any one person or affiliated group of persons. The Corporation's Articles of Incorporation authorize the Board to establish an ownership limitation below the 10 percent statutory maximum. Pursuant to this authority, the Board has set the ownership limitation at 10 percent and has also established a voting limitation of 5 percent pursuant to which shares owned in excess of the 5 percent limitation, but not in excess of the 10 percent limitation, may not be voted by the holder but will be voted pro rata with all other shares of Common Stock voted on any given matter. A complete description of the limitations may be obtained from the Corporation.

                                  LEGAL MATTERS

     Legal matters with respect to COMSAT Common Stock being offered hereby have been passed upon by Warren Y. Zeger, Vice President, General Counsel and Secretary of the Corporation. As of March 1, 1996, Mr. Zeger was the beneficial owner of 131,071 shares of COMSAT Common Stock, including options to purchase 105,144 shares of COMSAT Common Stock that are exercisable within 60 days of the date thereof.

                                     EXPERTS

     The Corporation's consolidated financial statements and the related financial statement schedules, incorporated in this Prospectus by reference from the Corporation's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses payable by the registrant with respect to the offering described in this Registration
Statement:

Securities and Exchange Commission registration fee...................$  7,435
Fees and expenses of Plan Administration.............................. 175,000*
Printing and distribution of Prospectus and
   miscellaneous material.............................................  20,000*
Legal fees and expenses...............................................   5,000*
Accounting fees and expenses..........................................   5,000*
Blue sky fees and expenses (including legal)..........................   5,000*
Miscellaneous fees and expenses.......................................  10,000*
                                                                        -------
         Total......................................................  $227,435*

*Estimated

Item 15.  Indemnification of Officers and Directors.

     Reference is made to the provisions of Article III of the registrant's Articles of Incorporation filed as Exhibit 4(a) hereto and the provisions of
Article VIII of the registrant's Bylaws filed as Exhibit 4(b) hereto.

     Section 29-304 of the District of Columbia Business Corporations Act provides a District of Columbia corporation shall have the power to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

     There are in effect directors' and officers' liability insurance policies which insure the registrant's directors and officers against certain liabilities that they may incur in such capacities.

Item 16.  Exhibits

     The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

     Exhibit No.         Description of Exhibit

     4.1 Articles of Incorporation of COMSAT Corporation (composite copy; as amended through June 1, 1993) (Incorporated by reference to Exhibit 4(a) to Registrant's Registration Statement on Form S-3 (No. 33- 51661) filed on December 22, 1993).

     4.2 By-laws of COMSAT Corporation (as amended through February 16, 1996) (Incorporated by reference to
                         Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

     4.3 Specimen of a certificate representing Series I shares of COMSAT Common Stock, without par value, registered under Section 12 of the Securities Exchange Act of 1934, which are held by citizens of the United States (Incorporated by reference from Exhibit No. 4(a) to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1993).

     4.4 Specimen of a certificate representing Series I shares of COMSAT Common Stock, without par value, registered under Section 12 of the Securities Exchange Act of 1934, which are held by aliens (Incorporated by reference from Exhibit No. 4(b) to Registrant's Report on Form 10-K for the fiscal year ended December 31,
                         1982).

     4.5 Specimen of a certificate representing Series II shares of COMSAT Common Stock, without par value, registered under Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference from Exhibit No. 4(c) to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1982).

     5 Opinion of Warren Y. Zeger, Vice President, General Counsel and Secretary of the registrant, as to the legality of the Common Stock to which this Registration Statement relates.

     23.1                Consent of Deloitte & Touche LLP.

     23.2                Consent of Warren Y. Zeger (contained in Exhibit 5).

     24                  Powers of Attorney.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by section
                 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however,  that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions specified in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, Maryland, on May 1, 1996.


                                   COMSAT Corporation
                                      (Registrant)


                                   By /s/ Warren Y. Zeger
                                      -------------------------------------
                                      Warren Y. Zeger
                                      Vice President, General Counsel
                                      and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on May 1, 1996.

                                   (1)  Principal executive officer



                                        /s/ Bruce L. Crockett*
                                        -----------------------------------
                                        (Bruce L. Crockett, President
                                        and Chief Executive Officer)


                                   (2)  Principal financial officer



                                        /s/ Allen E. Flower*
                                        -----------------------------------
                                        (Allen E. Flower, Vice President
                                        and Chief Financial Officer and
                                        Acting Treasurer)


                                   (3)  Principal accounting officer



                                        /s/ Alan G. Korobov*
                                        -----------------------------------
                                       (Alan G. Korobov, Controller)

                                   (4)  Board of Directors



                                        /s/ Lucy Wilson Benson*
                                        -----------------------------------
                                        (Lucy Wilson Benson, Director)



                                        /s/ Edwin I. Colodny*
                                        -----------------------------------
                                        (Edwin I. Colodny, Director)



                                        /s/ Bruce L. Crockett*
                                        -----------------------------------
                                        (Bruce L. Crockett, Director)



                                        -----------------------------------
                                        (Lawrence S. Eagleburger, Director)



                                        /s/ Neal B. Freeman*
                                        -----------------------------------
                                        (Neal B. Freeman, Director)



                                        -----------------------------------
                                        (Barry M. Goldwater, Director)



                                        /s/ Arthur Hauspurg*
                                        -----------------------------------
                                        (Arthur Hauspurg, Director)



                                        /s/ Peter S. Knight*
                                        -----------------------------------
                                        (Peter S. Knight, Director)



                                        /s/ Melvin R. Laird*
                                        -----------------------------------
                                        (Melvin R. Laird, Chairman of the
                                        Board and Director)



                                        /s/ Peter W. Likins*
                                        -----------------------------------
                                        (Peter W. Likins, Director)

                                         /s/ Howard M. Love*
                                         ----------------------------------
                                         (Howard M. Love, Director)



                                         /s/ Charles G. Manatt*
                                         ----------------------------------
                                         (Charles G. Manatt, Director)



                                         /s/ Robert G. Schwartz*
                                         ----------------------------------
                                         (Robert G. Schwartz, Director)



                                         /s/ C. J. Silas*
                                         ----------------------------------
                                         (C. J. Silas, Director)



                                          /s/ Dolores D. Wharton*
                                          ---------------------------------
                                          (Dolores D. Wharton, Director)




*/s/ Warren Y. Zeger
 Warren Y. Zeger
 as Attorney-in-fact

                                  EXHIBIT INDEX



Exhibit No.                                 Description

      4.1                  Articles of Incorporation of COMSAT
                           Corporation (composite copy; as amended through June 1, 1993) (Incorporated by reference to Exhibit 4(a) to Registrant's Registration Statement on Form S-3 (No. 33-51661) filed on
                           December 22, 1993).

      4.2 By-laws of COMSAT Corporation (as amended through February 16, 1996) (Incorporated by reference to
                           Exhibit 3.2 to Registrant's Annual
                           Report on Form 10-K for the fiscal
                           year ended December 31, 1995).

      4.3 Specimen of a certificate representing Series I shares of COMSAT Common Stock, without par value, registered under Section 12 of the Securities Exchange Act of 1934, which are held by citizens of the United States (Incorporated by reference from Exhibit No. 4(a) to Registrant's Report on Form 10-K for the fiscal year ended December 31,
                           1993).

      4.4 Specimen of a certificate representing Series I shares of COMSAT Common Stock, without par value, registered under Section 12 of the Securities
                           Exchange Act of 1934, which are held by aliens (Incorporated by reference from Exhibit No. 4(b) to Registrant's Report on Form 10-K for the fiscal year ended December 31, 1982).

      4.5 Specimen of a certificate representing Series II shares of COMSAT Common Stock, without par value, registered under Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference from Exhibit No. 4(c) to Registrant's Report on Form 10-K for the fiscal year ended December 31,
                           1982).

      5                    Opinion of Warren Y. Zeger, Vice
                           President, General Counsel and Secretary of the registrant, as to the legality of the Common Stock to which this Registration Statement relates.

      23.1                 Consent of Deloitte & Touche LLP.

      23.2                 Consent of Warren Y. Zeger (con-
                           tained in Exhibit 5).

      24                   Powers of Attorney.

                                                                      Exhibit 5




                                                                     May 1, 1996


COMSAT Corporation
6560 Rock Spring Drive
Bethesda, MD  20817

     Re: COMSAT Corporation INVESTORS Plus Dividend Reinvestment & Share Purchase Plan

Gentlemen:

     Referring to the Registration Statement on Form S-3 which COMSAT Corporation (the Company) is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering pursuant to the Company's INVESTORS Plus Dividend Reinvestment & Share Purchase Plan (the
Plan) of up to 757,219 shares of the Company's common stock, without par value (the Common Stock), I am of the opinion that:

     1. The shares of Common Stock which are to be delivered by the Company pursuant to the Plan have been duly and validly authorized by the Company.

     2. The shares of Common Stock which are to be delivered by the Company pursuant to the Plan, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid, and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit No. 5 to the Registration Statement referenced above.


                                          Very truly yours,

                                          \s\ Warren Y. Zeger

                                          Warren Y. Zeger
                                          Vice President, General
                                          Counsel and Secretary

                                                                  Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of COMSAT Corporation on Form S-3 of our report (which includes an explanatory paragraph referring to the change in the method of accounting for income taxes) dated February 15, 1996, relating to the consolidated financial statements and financial statement schedules of COMSAT Corporation, appearing in the Annual Report on Form 10-K of COMSAT Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touch LLP


Washington, D.C.
April 26, 1996

                                                                    Exhibit 24


                               COMSAT CORPORATION

                               POWERS OF ATTORNEY


     Each of the undersigned hereby appoints Bruce L. Crockett, President and Chief Executive Officer, Allen E. Flower, Vice President and Chief Financial Officer, Warren Y. Zeger, Vice President, General Counsel, and Secretary and Robert N. Davis, Jr., Assistant General Counsel, and each of them severally, his or her true and lawful attorneys to execute (in the name of and on behalf of and as attorneys for the undersigned) a Registration Statement on Form S-3 relating to 750,000 shares of the Corporation's Common Stock to be sold pursuant to the Corporation's INVESTORS Plus Plan, and any and all amendments to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

                                   (1)  Principal executive officer



Date:  April 19, 1996                   /s/ Bruce L. Crockett
                                        -----------------------------------
                                        (Bruce L. Crockett, President
                                        and Chief Executive Officer)



                                   (2)  Principal financial officer



Date:  April 19, 1996                   /s/ Allen E. Flower
                                        -----------------------------------
                                        (Allen E. Flower, Vice
                                        President and Chief
                                        Financial Officer)



                                   (3)  Principal accounting officer



Date:  April 19, 1996                   /s/ Alan G. Korobov
                                        -----------------------------------
                                        (Alan G. Korobov, Controller)

                                   (4)  Board of Directors



Date:  April 19, 1996                   /s/ Lucy Wilson Benson
                                        -----------------------------------
                                        (Lucy Wilson Benson, Director)



Date:  April 19, 1996                   /s/ Edwin I. Colodny
                                        -----------------------------------
                                        (Edwin I. Colodny, Director)



Date:  April 19, 1996                   /s/ Bruce L. Crockett
                                        -----------------------------------
                                        (Bruce L. Crockett, Director)



                                        -----------------------------------
Date:  April 19, 1996                   (Lawrence S. Eagleburger, Director)



Date:  April 19, 1996                   /s/ Neal B. Freeman
                                        -----------------------------------
                                        (Neal B. Freeman, Director)



                                        -----------------------------------
Date:  April 19, 1996                   (Barry M. Goldwater, Director)



Date:  April 19, 1996                   /s/ Arthur Hauspurg
                                        -----------------------------------
                                        (Arthur Hauspurg, Director)

Date:  April 19, 1996                   /s/ Peter S. Knight
                                        -----------------------------------
                                        (Peter S. Knight, Director)



Date:  April 19, 1996                   /s/ Melvin R. Laird
                                        -----------------------------------
                                        (Melvin R. Laird, Chairman of
                                        the Board and Director)



Date:  April 19, 1996                   /s/ Peter W. Likins
                                        -----------------------------------
                                        (Peter W. Likins, Director)



Date:  April 19, 1996                   /s/ Howard M. Love
                                        -----------------------------------
                                        (Howard M. Love, Director)



Date:  April 19, 1996                   /s/ Charles G. Manatt
                                        -----------------------------------
                                        (Charles G. Manatt, Director)



Date:  April 19, 1996                   /s/ Robert G. Schwartz
                                        -----------------------------------
                                        (Robert G. Schwartz, Director)



Date:  April 19, 1996                   /s/ C. J. Silas
                                        -----------------------------------
                                        (C. J. Silas, Director)



Date:  April 19, 1996                   /s/ Dolores D. Wharton
                                        -----------------------------------
                                        (Dolores D. Wharton, Director)